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                                                                   EXHIBIT 10.6

                              INVESTMENT AGREEMENT


        This Investment Agreement, made this August 16th, 1995, between Harbour Group Investments III, L.P., a Delaware limited partnership (the "Partnership"),
P. Enoch Stiff (the "Investor") and Uniquip Corporation, a Delaware corporation (the "Corporation").

                         W I T N E S S E T H   T H A T:

        WHEREAS, the Partnership has determined to make an investment in the Corporation consisting of the purchase of (i) 820,000 shares of the Corporation's common stock, par value one cent ($.01) per share (the "Common Stock") (the "Partnership Equity Investment") and (ii) the 15% Subordinated Note, Due August 31, 2003, of the Corporation's subsidiary, TRAK International, Inc., a Delaware corporation, in the original principal amount of $2,000,000 (the "Note");

        WHEREAS, Uniquip-HGI Associates, L.P., an Affiliate of the Partnership, has agreed to acquire 100,000 shares of Common Stock;

        WHEREAS, the board of directors of the Corporation has resolved to issue up to 50,000 shares of Common Stock (the "Management Shares") to executive employees of the Corporation and its Subsidiaries;

        WHEREAS, the Investor has offered to make an investment with the Partnership in the Common Stock consisting of 30,000 shares of Common Stock (the "Investor Equity Investment"), and

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the Corporation has agreed to accept such offer, subject to the terms and conditions set forth in this Agreement; and

        WHEREAS, in connection with the Investor Equity Investment, the Investor has offered to participate in sixty thousand dollars ($60,000) in principal amount of the Note (the "Investor Debt Investment"), and the Partnership has agreed to accept such offer, subject to the terms and conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.DEFINITIONS.


        (a)  "Act" shall mean the Securities Act of 1933, as amended.

        (b) "Affiliate" means any Person now or hereafter controlling, controlled by, or under common control with another Person.

        (c)  "Additional Investment" shall have the meaning set forth in
Section 12.

        (d)  "Additional Investment Notice" shall have the meaning set forth in
Section 12.

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        (e)  "Bona Fide Offer" shall have the meaning set forth in Section 4.

        (f) "Book Value" of Shares or New Issue Securities shall be their book value per share, on a fully diluted basis, as computed by the Corporation's internal auditing staff in accordance with generally accepted accounting principles consistent with past practice of the Corporation and certified by the chief financial officer of Harbour Group Ltd. (or any successor to Harbour Group Ltd.), as of the last day of the month preceding the month in which the event requiring valuation occurs, which certification shall be final and binding.

        (g) "Common Stock" shall have the meaning set forth in the first WHEREAS clause.

        (h)  "EBIT" shall have the meaning set forth in Section 9.

        (i)  "Equity Value" shall have the meaning set forth in Section 9.

        (j)  "Investor's Included Shares" shall have the meaning set forth in
Section 10.

        (k) "Investor Debt Investment" shall have the meaning set forth in the third WHEREAS clause.

        (l) "Investor Equity Investment" shall have the meaning set forth in the second WHEREAS clause.

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        (m)  "Investor's Registered Shares" shall have the meaning set forth in
Section 11.

        (n)  "New Issue Securities" shall have the meaning set forth in
Section 12.

        (o) "Note" shall have the meaning set forth in the first WHEREAS clause.

        (p)  "100% Purchaser" shall have the meaning set forth in Section 10.

        (q)  "Option" shall have the meaning set forth in Section 9.

        (r)  "Participation Agreement" shall have the meaning set forth in
Section 13.

        (s) "Partnership Equity Investment" shall have the meaning set forth in the first WHEREAS clause.

        (t) "Person" means any individual, corporation, firm, partnership or other business entity.

        (u) "Publicly Traded," with respect to the Common Stock, means listed for trading on any national or regional securities exchange or quoted on the National Association of Securities Dealers Automated Quotation system or a successor system.

        (v)  "Registration Notice" shall have the meaning set forth in Section
11.

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        (w)  "Sale of Control Notice" shall have the meaning set forth in
Section 10.

        (x) "Securities Laws" means, collectively, the Act and all other applicable state securities laws.

        (y)  "Shares" shall have the meaning set forth in Section 2.

        (z) "Subsidiary" shall mean any corporation or other entity of which the Corporation directly or indirectly owns beneficially or of record fifty percent (50%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.

        (aa) "Written Notice" shall have the meaning set forth in Section 4.

2. SCOPE OF AGREEMENT. This Agreement shall apply to all transfers of shares of Common Stock owned by the Investor or any of his transferees (direct or indirect, including without limitation the Investor's personal or legal representatives, successors and assigns) acquired pursuant to the Investor Equity Investment or hereafter acquired by virtue of ownership of such shares (E.G., through stock dividends, stock splits, stock exchanges, etc.) (collectively the "Shares"), and whether such transfers are voluntary, involuntary or by operation of law, resulting from death or otherwise. This Agreement shall not apply to shares of Common Stock acquired by the Investor pursuant

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to that certain Purchase and Stockholder Agreement between the Investor and the
Corporation and to any shares of Common Stock acquired by virtue of the ownership of such Common Stock.

3       RESTRICTIONS ON THE TRANSFER OF SHARES.

        (a) Except as otherwise provided in Sections 3(b), 3(c), 3(d), 4, 9, 10, and 11 of this Agreement, neither the Investor nor any of his transferees (direct or indirect, including without limitation the Investor's personal or legal representatives, successors and assigns) shall or may sell, exchange, deliver, assign, bequeath or give, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, or otherwise dispose of, any or all of the Shares, whether voluntarily, involuntarily or by operation of law (including without limitation the laws of bankruptcy, intestacy, descent and distribution and succession).

        (b) In the event of the Investor's death, the Shares may be transferred to the Investor's personal or legal representatives, estate or distributees of such estate, and such transfer shall be registered on the stock transfer books of the Corporation.

        (c) In the event that shares of the Common Stock shall be Publicly Traded, the right of the Partnership under Section 11 of this Agreement to purchase the Shares which are then owned by the Investor or any representative, successor or transferee of the Investor shall lapse but all of the other provisions of this

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Agreement shall continue in full force and effect.  On the second anniversary of the date on which shares of the Common Stock are first Publicly Traded, the restrictions on the transfer of the Shares contained in Sections 3(a), 4, 5 and 7 of this Agreement shall lapse; provided, however, that in the event of the death of the Investor prior to the date of such second anniversary, all of the Shares owned by the Investor on the date of his death may be sold without any restriction imposed by this Agreement.

        (d) Provided that such action is not objected to by any underwriter then engaged in discussions with the Corporation regarding public offerings of the Corporation's securities and the Corporation has reasonably determined that such action will not adversely affect the market for its securities, the Corporation shall, upon the request of the Investor at the following times, permit the Investor to sell or otherwise transfer without regard to Sections 3(a), 4, 5 and 7 of this Agreement a portion of the Shares not to exceed the whole number of Shares equaling the following percentage of the number of Shares (adjusted for any intervening conversion, stock split, stock dividend or the like) held by the Investor on the date on which the Common Stock is first Publicly Traded:

             (i) after the last day of the sixth (6th) full month following the date on which the Common Stock is first Publicly Traded, twenty-five percent (25%);


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             (ii)    after the first anniversary of the date on which the Common
Stock is first Publicly Traded, a cumulative fifty percent (50%); and

             (iii) after the eighteenth (18th) full month following the date on which the Common Stock is first Publicly Traded, a cumulative seventy-five percent (75%).

(4)     RIGHT OF FIRST REFUSAL WITH RESPECT TO THE SALE OF THE SHARES.

        (a) In the event that the Investor shall receive a Bona Fide Offer (hereinafter defined) to purchase any or all of the Shares and the Investor desires to accept such Bona Fide Offer, the Investor shall promptly send Written Notice (hereinafter defined) to the Partnership, offering to sell such Shares to the Partnership in accordance with subsection 4(c) hereof, at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer.
Such offer shall be irrevocable for a period of ninety (90) days from the receipt of Written Notice by the Partnership. The Written Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions of such offer, as well as the name(s), address(es) (both home and office), and business(es) or occupation(s) of the third party offeror (or offerors). The Written Notice shall be accompanied by evidence that sufficient funds are available to the third party offeror (or offerors) to carry out the terms of such offer. Any Written Notice that does not contain all such requisite information shall

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not be considered a "Written Notice" for purposes of this subsection 4(a).

        (b) As used in this Agreement, the term "Bona Fide Offer" shall mean a legally enforceable offer in writing, made and signed by a Person who is financially capable of carrying out the terms of such Bona Fide Offer.

        (c) Whenever a Bona Fide Offer to purchase Shares has been received by the Investor, and Written Notice thereof has been sent to the Partnership, the following procedure shall be complied with: For a period of ninety (90) days from its receipt of such Written Notice, the Partnership shall have the right, in its sole discretion, without obligation, to purchase all (but no less than all) of the Shares so offered. If the Partnership elects to purchase all of the Shares so offered, it must send written notice thereof to the Investor within said ninety (90) day period. If the Partnership does not elect to purchase the Shares so offered within the prescribed time period, the Investor shall have the right to accept the Bona Fide Offer in whole (but not in part) and to sell such Shares, subject to the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Offer and only if the sale is fully consummated within one hundred and twenty (120) days after the mailing of the initial Written Notice to the Partnership. In the event that such sale is not fully consummated within one hundred and twenty (120) days after the mailing of the Written Notice, the provisions of this Section 4

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must again be complied with by the Investor.  The Partnership may assign its rights under this Section 4 to the Corporation.

5. AGREEMENT BINDING UPON TRANSFEREES. In the event that any Shares are transferred to any Person, at any time or from time to time, by operation of law or pursuant to the provisions of Sections 3 or 4 hereof, the transferee(s) shall agree in writing (for and on behalf of himself or itself, his or its personal or legal representatives, transferees, successors and assigns) to be bound by all provisions of this Agreement as a party hereto. Prior to any such transfer, the transferee shall provide the Partnership with the transferee's written agreement so to be bound. In the absence of any such written agreement no such transfer shall be effective for any purpose, but the failure to obtain such written agreement shall in no way diminish the applicability of the provisions hereof. Without limiting the generality of the preceding provisions of this Section 5, in the event that any Shares are transferred to any Person pursuant to the provisions of Section 4, such Person shall agree in writing to be bound by all provisions of this Agreement and such Person shall be deemed thereafter to be the Investor in respect of the Shares transferred to such Person as if initially named in this Agreement and shall be subject as such to the provisions of this Agreement. Prior to any such transfer, the transferee shall provide the Partnership with the transferee's written agreement so to be bound. In the absence of any such written agreement no such transfer shall be effective for any purpose, but the failure

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to obtain such written agreement shall in no way diminish the applicability of the provisions hereof.

6. STOCK TRANSFER RECORD. The Corporation shall keep a stock transfer book in which shall be recorded, among other things, the name and address of each of its stockholders. No transfer of any Shares shall be effective or valid unless and until recorded in such stock transfer book. The Corporation shall not record any transfer of Shares in such stock transfer book unless the transfer is in strict compliance with all provisions of this Agreement. The Investor agrees that, in the event he desires to make a transfer within the provisions hereof, he shall furnish to the Corporation such evidence of his compliance with this Agreement and that the proposed transfer may be effected without registration under the Securities Laws as from time to time may be required by the Board of Directors of, or counsel for, the Corporation.

7. ENTRY OF LEGENDS UPON STOCK CERTIFICATES. Each certificate representing Shares shall bear the following legends:

        "The encumbering, transfer or other disposition (including, without limitation, any transfer or disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution and succession) of the shares of common stock evidenced by the within Certificate is restricted
        under the terms of an Investment Agreement, dated August    , 1995,
        between Harbour Group Investments III, L.P., TRAK Holdings, Inc. (the "Corporation") and Enoch Stiff, a copy of which Agreement is on file at the principal office of the Corporation. Such shares are also subject to a voting agreement contained in said Investment Agreement. Upon written request of any stockholder of the Corporation, the Corporation

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        shall furnish, without charge to any such stockholder, a copy of said
        Investment Agreement."

        "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law (collectively, the "Securities Laws") and may not be sold, transferred or otherwise disposed of unless (i) a registration statement covering such shares is effective under the Securities Laws or (ii) the transaction is exempt from registration under the Securities Laws and, if the Corporation requests, an opinion satisfactory to the Corporation to such effect has been rendered by counsel."

8. DELIVERY OF SHARES AND DOCUMENTS. Upon the closing of any purchase of any Shares pursuant to Section 4 or 9 of this Agreement, the Investor shall deliver to the purchaser the following: the certificate or certificates representing the Shares being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Investor and of the Investor's compliance with this Agreement as may be reasonably required by the purchaser or by counsel for the purchaser.

9.      OPTION TO PURCHASE THE SHARES.

        (a) The Investor hereby grants to the Partnership the option (the "Option") to purchase the Shares at a price per share equal to the Equity Value of the Corporation divided by the total number of shares of the Common Stock then outstanding (on a fully diluted basis). For the purpose of computing the purchase price per share of the Shares pursuant to this Section, the "Equity

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Value" of the Corporation shall be  equal to (a) the Corporation's consolidated
EBIT multiplied by five (5), reduced by (b) the outstanding balance of all indebtedness of the Corporation and its Subsidiaries for borrowed money, including without limitation, the outstanding principal balance of the Note.
For the purposes of this Section, "EBIT" means the consolidated earnings before interest and taxes including depreciation and amortization of goodwill (determined in accordance with generally accepted accounting principles) of the Corporation and its Subsidiaries for the preceding twelve month period. The computation of the Equity Value shall be made by the Corporation's internal auditing staff and certified by the chief financial officer of Harbour Group Ltd. (or any successor to Harbour Group Ltd.), which certification shall be final and binding.

        (b) The Option shall be exercisable upon the first to occur of the following:
             (i) the termination of the Investor's employment with the Corporation and its Subsidiaries for any reason (including his death); and

             (ii) the default by the Investor in the payment or performance of any of his obligations under this Agreement and the continuation of such default thirty (30) days after the giving of

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                     written notice thereof by the Partnership or the
                     Corporation.

        (c) The Option may be exercised at any time upon or within 180 days following the occurrence of an event described in Section 9(b) by the giving of notice of such exercise to the Investor. Such notice shall designate a date, time and location for the closing for the purchase of the Shares. At such closing, the Investor, and/or his transferee, shall deliver the items described in Section 8, against delivery of the purchase price for the Shares.

10.     SALE OF CONTROL.

        (a) In the event that the Partnership shall seek to sell more than fifty percent (50%) of the outstanding shares of the Common Stock to a Person which is not an Affiliate of the Partnership (other than an underwriter in connection with an offering pursuant to a registration statement filed under the
Act), the Investor shall be provided a written notice which specifies the identity of the proposed purchaser, the number of shares of the Common Stock proposed to be purchased and the consideration proposed to be paid by such purchaser for each share of the Common Stock (the "Sale of Control Notice").
The Investor shall have the option, exercisable in writing within ten (10) calendar days of the mailing of the Sale of Control Notice, to require the Partnership to include in such proposed sale the number of Shares (the "Investor's Included Shares") which is calculated in the manner specified in the following sentence.

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The Investor's Included Shares shall be determined by multiplying the number of
Shares owned by the Investor on the date that the Sale of Control Notice is mailed by a fraction, the numerator of which is the number of shares of the Common Stock which the proposed purchaser desires to purchase and the denominator of which is the total number of shares of the Common Stock which are outstanding on the date that the Sale of Control Notice is mailed. In the event that the number so determined includes a fraction which is greater than .50, the Investor's Included Shares shall be the next larger whole integer and in the event that the number so determined includes a fraction which is equal to or less than .50, the Investor's Included Shares shall be the next smaller whole integer. For example, assume the proposed purchaser desires to purchase 450,000 shares of the Common Stock. On the date that the Sale of Control Notice is mailed, there are 500,000 shares of the Common Stock outstanding and the Investor owns 1,500 of such shares. The number of the Investor's Included Shares would be 1,350, which is 1,500 times 450,000/500,000.

        (b) The parties hereto recognize and acknowledge that any prospective purchaser of the business of the Corporation may wish to (i) purchase all of the outstanding shares of the Common Stock, (ii) purchase all or substantially all of the assets of the Corporation or (iii) acquire the Common Stock or assets of the Corporation by merger. Accordingly, the Investor and each transferee of the Investor under subsection 3(b) agrees, upon the request of the Corporation, to
(x) sell all of the Shares then

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owned by the Investor to any prospective purchaser of the business of the
Corporation which is not an Affiliate of the Partnership (a "100% Purchaser") or, at the option of the Partnership, to the Corporation in connection with the sale of all of the outstanding shares of the Common Stock to a 100% Purchaser and (y) at any time prior to the tenth anniversary of this Agreement, vote the Shares then owned by the Investor in favor of (A) any sale of all or substantially all of the assets of the Corporation to a 100% Purchaser or
(B) any merger or consolidation of the Corporation with a 100% Purchaser, in each case which has been approved by the Board of Directors of the Corporation in accordance with the provisions of this subsection 10(b). The Investor and each such transferee agrees promptly upon any request made by the Partnership prior to the tenth anniversary of this Agreement and without compensation to execute and deliver an amendment to this Agreement or other instrument which extends for an additional ten year period the Investor's agreement to vote the Shares as specified in subsection 10(b)(y). For purposes of this subsection 10(b), the Investor shall be conclusively deemed and considered to own all Shares owned by himself, his estate, his executors and administrators, his distributees and his personal and other legal representatives and any other transferee.

        In the event that the Partnership shall have entered into an agreement to sell all of the outstanding shares of the Common Stock owned by it to a 100% Purchaser or the Corporation shall

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have entered into an agreement to sell all or substantially all of the assets of the Corporation to a 100% Purchaser, whether individually or in conjunction with the sale of the business of an Affiliate or Affiliates of the Corporation, the Corporation's auditors, or their designee, shall allocate such portion of the total purchase price to the then outstanding shares of the Common Stock which is fair and reasonable (with each outstanding share being allocated the same portion of the purchase price) giving such consideration as they deem appropriate to the (i) terms and conditions of such agreement to sell, (ii) book value and the earnings and projected earnings of the Corporation and each Affiliate of the Corporation whose business is or will be sold pursuant to such agreement to sell, determined in accordance with generally accepted accounting principles consistently applied where relevant and appropriate in the opinion of the Corporation's auditors or such designee and (iii) such other factors as they may deem relevant to such allocation. The determination of such allocation by the Corporation's auditors or their designee shall be final and binding upon the parties hereto with respect to the portion of the total purchase price which the Investor is entitled to receive for the Shares pursuant to this subsection
10(b). The Investor and each transferee of the Investor under subsection 3(b) agrees to sell the Shares to the Persons specified in this subsection 10(b) at the price per share of the Common Stock allocated by such auditors or their designee at the closing of the transactions contemplated by such agreement to sell.

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        For purposes of effectuating any sale of the Shares pursuant to this subsection 10(b), the Investor and each transferee of the Investor under subsection 3(b) hereby grants to each of the Partnership and its designees and assigns an irrevocable power of attorney with respect to the transfer of the Shares and authorizes the Partnership to deliver to itself or to any 100% Purchaser each stock certificate representing the Shares. The Invsetor and each such transferee agrees promptly upon request and without compensation to do all acts and execute all agreements, documents, proxies, consents of stockholders and instruments as shall be necessary or desirable to effectuate the consummation of any agreement to sell all of the outstanding shares of the Common Stock to a 100% Purchaser and any agreement to sell all or substantially all of the assets of the Corporation to a 100% Purchaser pursuant to this subsection 14(b) including, but not limited to, delivering executed stock assignments separate from certificate naming Partnership and its assigns and designees as his attorneys for the purpose of effectuating such transfer. The Partnership and, in the event that the Partnership or the Corporation elects to have the Corporation purchase the Shares, the Corporation agree to deliver or cause to be delivered to the Investor or his transferees promptly following any sale of the Shares pursuant to this
Section 10(b) the purchase price for the Shares.

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11.     CERTAIN INCIDENTAL REGISTRATION RIGHTS.

        (a) If the Corporation proposes to register for sale any shares of the Common Stock owned by the Partnership under the Act at a time when the Investor or any transferee of the Investor permitted by subsection 3(b) owns any of the Shares, it will at each such time give written notice (the "Registration Notice") to the Investor or such transferee of its intention to do so and, upon the written request of the Investor or such transferee given within twenty (20) days after the Corporation gives such notice (which request shall state the intended method of disposition of such holder's Shares), the Corporation will use its best efforts to effect the registration of the number of the Shares (the "Investor's Registered Shares") which is calculated in the manner specified in the following sentence by including the Investor's Registered Shares in such registration statement, all to the extent required to permit the sale or other disposition of such Shares in accordance with the intended method of sale or other disposition given in each such request. The Investor's Registered Shares shall be determined by multiplying the number of the Shares owned by the Investor and each transferee of the Investor under subsection 3(b) on the date that the Registration Notice is mailed by a fraction, the numerator of which is the number of shares of the Common Stock owned by the Partnership which are included in such registration statement and the denominator of which is the total number of shares of the Common Stock outstanding on the date that the Registration Notice is mailed. In the event that the number so determined includes a


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fraction which is greater than .50, the Investor's Registered Shares shall be the next larger whole integer and in the event that the number so determined includes a fraction which is equal to or less than .50, the Investor's Registered Shares shall be that number alone. For example, assume 250,000 shares of the Common Stock owned by the Partnership are included in such registration statement. On the date that the Corporation mails the Registration Notice, there are 500,000 shares of the Common Stock outstanding and the Investor and such transferees own 1,500 of such shares. The number of the Stockholder's Registered Shares would be 750, which is 1,500 times 250,000/500,000.

        (b) Notwithstanding anything to the contrary contained in subsection 11(a):

             (i) In the event that any registration statement to be filed pursuant to subsection 11(a) shall be, in whole or in part, in connection with an underwritten public offering and Investor is at such time an executive officer of the Corporation, the number of the Investor's Registered Shares to be included in such registration statement may be reduced, or no Investor's Registered Shares may be included in such registration statement, if and to the extent that the managing underwriter(s) shall give their written opinion that such inclusion would adversely affect the marketing of the securities to be sold therein by the Partnership.

             (ii) The Corporation (A) may withdraw any registration statement referred to in this Section 11 without

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thereby incurring any liability to the Investor and (B) shall not be obligated to register any Shares in connection with the first underwritten public offering after the date hereof, whether primary or secondary, of shares of the Common Stock, including without limitation any sales of shares of the Common Stock related to over-allotments in connection with such offering if the Investor is at such time an executive officer of the Corporation.

             (iii) In the event that a distribution of shares of the Common Stock covered by a registration statement referred to in subsection 15(a) is to be underwritten, then any distribution of the Investor's Registered Shares shall be underwritten by the same underwriters who are underwriting the distribution of the securities of the Corporation for the account of the Partnership, and the Investor shall enter into the agreement with such underwriters contemplated under subsection 11(b)(iv).

             (iv) In the event that the Corporation has an underwritten offering of shares of the Common Stock, whether primary or secondary, the Investor and each transferee of the Investor under subsection 3(b) shall refrain from selling, making any short sale of, loaning, granting any option for the purchase of, or otherwise disposing of any of their Shares not registered pursuant to subsection 11(a) during the period of time which is the longer of
(A) the period of distribution of the shares of the Common Stock by such underwriter(s) in the offering and (B) the

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period requested by such underwriter(s), which shall in no event exceed one hundred eighty (180) days.

12.     RIGHT TO ACQUIRE ADDITIONAL SHARES; ADDITIONAL INVESTMENTS.

        (a) If at any time during which the Investor owns Shares, the Corporation issues any shares of the Common Stock, any securities convertible into or exchangeable for shares of the Common Stock or any options, warrants or rights to acquire shares of the Common Stock or securities convertible into or exchangeable for shares of the Common Stock to the Partnership or any Affiliate of the Partnership (the "New Issue Securities"), and if shares of the Common Stock have not been Publicly Traded on or prior to the date of such issuance, the Corporation agrees that not later than sixty (60) days after the sale of any New Issue Securities it will offer in writing to sell to the Investor such number or principal amount of the New Issue Securities as would enable the Investor to maintain the same aggregate percentage ownership interest in the shares of the Common Stock issued and outstanding (which for purposes of this Section 12 shall include shares of the Common Stock held in the Corporation's treasury from time to time) after such sale of the New Issue Securities as he held immediately prior to such sale. Notwithstanding the immediately preceding sentence, the term "New Issue Securities" shall not include shares of the Common Stock which are at any time owned by any director, officer or employee of the Corporation or any Subsidiary and thereafter purchased, or subject to purchase, by the Corporation or by any Affiliate of the Corporation. The offer of the Corporation to the Investor described in the first sentence of this Section 16 shall contain the same price per share, security, option, warrant or other right constituting New Issue Securities and substantially similar terms and conditions as the sale of the New Issue Securities which obligates the Corporation to make the offer. The Investor shall be entitled to accept such offer only without modification and only in writing for a period of ten (10) days after the offer is made. In the event that such offer is accepted by the Investor, the Investor shall deliver to the Corporation the purchase price of the New Issue Securities being offered to the Investor, within fifteen (15) days after the offer is made.

        (b) If at any time during which the Investor holds Shares or his Investor Debt Investment the Partnership determines to invest additional funds in the Corporation (including any contributions of property of any kind to the Corporation), and if shares of the Common Stock have not been Publicly Traded on or prior to such time, the Partnership shall send a written notice to Investor (the "Additional Investment Notice") setting forth the details of such proposed additional investment and Investor's pro rata share (in accordance with their respective ownership of Shares outstanding) of same and the closing date of such additional investment. Within ten (10) business days following the giving of the Additional Investment Notice, the Investor shall give written notice to the Partnership electing either to participate in the Additional Investment or to refrain from participation in the Additional Investment. If the Investor elects to participate in the Additional Investment, the Investor shall make payment of his pro rata share of such Additional Investment contemporaneously with the Partnership's payment of its share of such Additional Investment; provided that Investor shall not be required to make such payment prior to thirty (30) days after the date of the Additional Investment Notice. In the event of a default by Investor of his obligation to fund his pro rata share of an Additional Investment within the time period described in this Section 12(b), the Investor shall pay to the Partnership interest on the amount of Investor's Additional Investment which has not been timely funded at an annual rate of interest equal to the rate on the Note from the date of such default until the Investor's Additional Investment has been fully paid. If the Investor elects not to participate in the Additional Investment, the Investor shall not be required to fund such Additional Investment and he will have no rights under this Section; provided, however, that any New Issue Securities issued in connection with the Additional Investment shall be issued in exchange for not less than Book Value.

13. PARTICIPATION IN THE NOTE. The Investor shall make the Investor Debt Investment in accordance with a participation agreement substantially in the form set forth as Exhibit A attached hereto and made a part hereof (the "Participation Agreement").

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

14.     SHARING OF EXPENSES.

        All expenses reasonably incurred by the Partnership and the Investor, jointly or on their mutual behalf, in connection with the Partnership Equity Investment and the Investor Equity Investment after the closing of the Investor Equity Investment, shall be shared pro rata by the Partnership and the Investor in accordance with their respective holdings of the Common Stock at the time such expenses are incurred. The expenses incurred by the parties in connection with their respective investments in the Note shall be shared as set forth in the Participation Agreement. Except as otherwise expressly provided herein, each party to this Agreement will pay his, her or its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

15. INJUNCTIVE RELIEF. The Investor acknowledges that the Shares held by the Investor are unique, and for that reason among others, without limiting the remedies available hereunder, the Investor acknowledges that his failure to perform the obligations provided by this Agreement will result in material irreparable injury to the Corporation and the Partnership for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Corporation and the Partnership shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining activities prohibited by this Agreement or such other relief as may be required to specifically enforce any of the obligations in this Agreement.

16      WRITTEN NOTICE.  Any and all notices provided for herein shall be given in writing and delivered by hand, or sent by registered or certified mail, return receipt requested, with first-class postage prepaid, or by facsimile with answer-back; and such notices shall be addressed: (i) if to the Partnership, to Harbour Group III Management Co., L.P., general partner, 7701 Forsyth Boulevard, Suite 600, Clayton, Missouri 63105; (ii) if to the Corporation, to the Secretary of the Corporation at the Corporation's principal business office, with a copy to Chairman, Harbour Group Ltd., 7701 Forsyth Boulevard, Suite 600, Clayton, Missouri 63105; and (iii) if to the Investor, to his address as reflected in the records of the Corporation; or to such other address(es) as the parties hereto shall designate by written notice, furnished to all parties in the manner provided herein. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

17. INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

18. BENEFIT AND BURDEN. The Investor may not assign his rights or obligations under this Agreement without the prior written consent of the Partnership and the Corporation. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective personal or legal representatives, successors and permitted assigns.

19. GENDER. The use of any gender herein shall be deemed to be and include the other gender, and the use of the singular herein shall be deemed to be and include the plural (and VICE VERSA), whenever appropriate.

20.     ACKNOWLEDGMENTS.

        (a) The Investor represents and warrants to the Corporation that (i) he is purchasing the Shares and the participation in the Note for his own account without a view to any distribution thereof in violation of the Securities Laws,
(ii) he is experienced in evaluating and making investments of this type, and has had access to, and to his knowledge has received, all the information that he reasonably has required to evaluate this investment and (iii) he is financially able to bear the risks associated with an investment in the Shares and the Note.

        (b) The Investor acknowledges that the Corporation is issuing and selling the Shares and the Partnership is selling a participation in the Note in reliance upon the representations and warranties set forth in subsection 20(a) and that the Shares and the participation in the Note so acquired will be "restricted securities" within the meaning of Rule 144 under the Act, and acknowledges that such Shares and participation in the Note may only be offered, sold, pledged or otherwise transferred by him (i) if registered under the Act and registered or otherwise qualified for sale under any applicable Securities Laws or (ii) pursuant to any exemption from such registration or qualification requirements, and that the certificate(s) representing the Shares and the Participation Agreement will each bear a legend to this effect.

        (c) The Investor acknowledges that the Partnership and the Corporation have entered into a Stock Option Agreement pursuant to which the Corporation has granted to the Partnership the option to purchase up to 50,000 newly-issued shares of Common Stock for the purchase price of $6.35 per share which option is exercisable from time to time to the extent Management Shares are not issued and outstanding at such time.

21. MODIFICATIONS. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

22. ENTIRE AGREEMENT. This Agreement contains all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter of this Agreement. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter of this Agreement.

23. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of Missouri, except as otherwise provided in Section 1(f) and the following sentence. All matters concerning the authorization of this Agreement and the consummation of the transactions contemplated hereby including without limitation the issuance of the Shares, the payment for the Shares and the fully paid and nonassessable status of the Shares, shall be construed and enforced in accordance with the General Corporation Law of the State of Delaware.

24. HEADINGS. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first hereinabove written.

                                      HARBOUR GROUP INVESTMENTS III, L.P.,
                                          a Delaware limited partnership

                                      By: Harbour Group III Management
                                            Co., L.P., General Partner

                                      By:  HGM III Co., General Partner



                                      by: /s/ Samuel A. Hamacher
                                          ---------------------------------
                                          Name:
                                          Title:




                                      /s/ P. Enoch Stiff
                                      -------------------------------------
                                      Enoch Stiff




                                      UNIQUIP CORPORATION



                                      By: /s/ Peter S. Finley
                                          ---------------------------------
                                          Name:
                                          Title:


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